Registration No.
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  Form S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Northeast Utilities
           (Exact name of registrant as specified in its charter)

               Massachusetts                       04-2147929
          (State or other jurisdiction             (I.R.S. Employer
          of incorporation or organization)       Identification No.)

                            174 Brush Hill Avenue
                    West Springfield, Massachusetts 01089
             (Address of Principal Executive Offices) (Zip Code)

             Northeast Utilities Employee Share Purchase Plan II
                           (Full Title of the Plan)

                               David R. McHale
                        Vice President and Treasurer
                             NORTHEAST UTILITIES
                                Selden Street
                          Berlin, Connecticut 06037
                   (Name and address of agent for service)

                                860-665-5000
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee

                                 Proposed    Proposed
Title of            Amount       maximum     maximum         Amount
securities          to be        offering    aggregate       of
registered          registered   price per   offering        registration
                    (1)          unit (2)    price           fee (3)

Common Shares,      2,000,000    $19.515     $39,030,000.00  $2,843.56 (4)
par value $5.00

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be sold or offered pursuant to the employee benefit plan(s) described herein.
2. Represents the fair market value of the common shares on June 12, 2001, based on the average of the high and low sale price reported by the Wall Street Journal as Composite Transactions for such date.
3.        1/40 of 1% of the maximum aggregate offering price.
4. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to this registration statement will be used as a combined prospectus in connection with this registration statement and the registration statement filed by the registrant on May 12, 1998 (File No. 333-52415). The number of securities being carried forward and the amount of the filing fee paid with the earlier registration statement are 1,417,156 shares and $6,938.16, respectively.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

      (a)(1) Annual Report on Form 10-K of Northeast Utilities (NU) for the year ended December 31, 2000 (File No. 1-5324)

      (b)(1) Quarterly Report on Form 10-Q of NU for the quarter ended March 31, 2001
             (File No. 1-5324)

          (2) Current Reports on Form 8-K of NU
              dated January 23, 2001, February 28, 2001, March 5, 2001,
              March 12, 2001, March 22, 2001, March 30, 2001, April 11, 2001,
              April 24, 2001, April 25, 2001, and May 17, 2001
              (File No. 1-5324)

      (c) Description of Common Shares, $5.00 par value, of NU contained in Amendment No. 1 (Post-Effective Amendment No. 1) to Registration Statement on Form S-3 (File No. 33-34622)

and all documents subsequently filed by Northeast Utilities and Northeast Utilities Employee Share Purchase Plan II (the Plan) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

    Article 34 of the Declaration of Trust of NU provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee, or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon him, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by him in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his own receipts and for his own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken;norshall any Trustee or any such officer, agent or representative be liable oraccountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds, or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise,unless the same shall happen through his own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his duties in the said trusts.

    In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative,notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the declaration (1) for any breach of such person's duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

    Article 34 of the Declaration of Trust of NU also provides that NU shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to haveacted in good faith in the reasonable belief that his action was in the best interests of NU.
The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that his action was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

    In performing his duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or uponother records of the association or of such other organization.

    Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he shall not be entitled to indemnification.

    The rights of indemnification hereby provided shall not be exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of his heirs, executors, administrators and other legal representatives. Such other rights shall include the powers,immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts were the association a business corporation organized under such laws.

    NU also maintains an insurance policy that insures its Trustees and officers against certain liabilities.

Item 8.  Exhibits.

     The following Exhibits are filed as a part of this Registration
Statement:

Exhibit No.    Description

       4              Declaration of Trust of NU, as amended through May 24,
                      1988.
                      (Exhibit 3.1.1, 1988 NU Form 10-K, File No. 1-5324).

       5              Opinion re Legality

      15              Letter re Unaudited Interim Financial Information

      23 Consents of Experts and Counsel (consent of counsel is included as part of Exhibit 5)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

(The Registrant) Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, State of Connecticut, on this 14th day of June, 2001.


                               NORTHEAST UTILITIES


                                  By  /s/ David R. McHale
                                  David R. McHale
                                  Vice President and
                                  Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The registrant and each person whose signature appears below hereby constitute David R. McHale, Gregory B. Butler, Jeffrey C. Miller and Richard M. Early, and each of them singly, their true and lawful attorneys, with full power to them and each of them to sign for them and in their names, in the capacities indicated above or below, as the case may be, any and all amendments to this registration statement, hereby ratifying and confirming its or their signatures as it may be signed by said attorneys to any and all amendments to said registration statement.

Signature                        Title                         Date


/s/ Michael G. Morris        Chairman of the Board and            June 14, 2001
Michael G. Morris            President and Chief Executive
                             Officer and a Trustee
                             (principal executive officer)


/s/ John H. Forsgren         Vice Chairman, Executive Vice        June 14, 2001
John H. Forsgren             President and Chief Financial Officer
                             and a Trustee
                             (principal financial officer)


/s/ John J. Roman            Vice President and Controller        June 14, 2001
John J. Roman                (principal accounting officer)


                             Trustee                              June 14, 2001
Cotton M. Cleveland


                             Trustee                              June 14, 2001
Sanford Cloud, Jr.


/s/ William F. Conway        Trustee                              June 14, 2001
William F. Conway


/s/ E. Gail de Planque       Trustee                              June 14, 2001
E. Gail de Planque


/s/ Raymond L. Golden        Trustee                              June 14, 2001
Raymond L. Golden


                             Trustee                              June 14, 2001
Elizabeth T. Kennan


/s/ Emery G. Olcott          Trustee                              June 14, 2001
Emery G. Olcott


/s/ William J. Pape II       Trustee                              June 14, 2001
William J. Pape II


                             Trustee                              June 14, 2001
Robert E. Patricelli


/s/ John F. Swope            Trustee                              June 14, 2001
John F. Swope


                             Trustee                              June 14, 2001
John F. Turner


(The Plan) Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, State of Connecticut, on this 14th day of June, 2001.


                    NORTHEAST UTILITIES EMPLOYEE SHARE PURCHASE PLAN II


                    By  /s/ Jean M. LaVecchia
                    Jean M. LaVecchia
                    Vice President - Human Resources and Environmental Services Northeast Utilities Service Company